Pricing Supplement No. 1                             Filing under Rule 424(b)(3)
Dated June 4, 1998                                   Registration No. 333-39551
(To Prospectus dated April 22,
1998 as supplemented by the
Prospectus Supplement dated
April 24, 1998)


                      THE WASHINGTON WATER POWER COMPANY
                          Medium-Term Notes, Series C

                              ------------------


Principal amount: $20,000,000                   Redeemable: Yes     No X
                                                               ---    ---
Original Interest Accrual Date: June 4, 1998     Initial Redemption Date: N/A
Stated Maturity: June 5, 2028                    Initial Redemption Price: N/A
Interest Rate:  6.88%                            Reduction Percentage: N/A
Interest Payment Dates: April 1 and October 1    Redemption Limitation Date: N/A
Regular Record Dates:  March 15 and September 15

                               OID: Yes     No X
                                       ---    ---
                               Total Amount of OID (%):
                               Yield to Maturity (%):
                               Initial Accrual
                                  Period OID (%):
                                  (Constant - Yield Method)

                       -----------------------------------

Use of Proceeds:       To reduce short-term debt.



Other Provisions:      N/A



                       -----------------------------------


As used herein, "N/A" means "Not Applicable".

                       -----------------------------------

MORGAN STANLEY DEAN WITTER
                            MERRILL LYNCH & CO.
                                                 SALOMON SMITH BARNEY